 Exhibit 10.18

FIRST AMENDMENT TO JOINT VENTURE AGREEMENT DATED 24.03.2019

Certain information in this document, marked by brackets, has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K under the Securities Act of 1933, as amended, because it is both (i) not material and (ii) would likely cause competitive harm to the registrant if publicly disclosed.

This First Amendment to Joint Venture Agreement dated 24.03.2019 (the "First Amendment") is made and executed at New Delhi on 25th day of February, 2020 ("Execution Date") by and between:

1.	Hunch Ventures and Investments Private Limited, a company incorporated and validly existing under the provisions of Companies Act, 2013, having its registered office at 005 Ground Floor, Plot No. 09, Copia Corporate Suites, Jasola, New Delhi, South Delhi- 110044 , IN, through its director/ authorized signatory authorized vide board resolution dated 25th Feb 2020 (hereinafter referred to as "Hunch", which term and expression shall unless repugnant to the subject, context or meaning thereof be deemed to mean and include its successor(s) and permitted assign(s));

AND

2.	Blade US, LLC, incorporated under the laws of United States of America with its registered/corporate office at 850 New Burton Road, Suite 201, County of Kent, City of Dover, State of Delaware-19904, through its director/ authorized signatory Rob Wiesenthal authorized vide board resolution dated (hereinafter referred to as "Blade", which term and expression shall unless repugnant to the subject, context or meaning thereof be deemed to mean and include its successor(s) and permitted assign(s));

AND

3.	FlyBiade India Private Limited, a company incorporated and validly existing under the provisions of Companies Act, 2013 with its registered office at The Circle 5th Floor, Huda City Centre, Sector-29, Gurgaon-122001, Haryana, India, through its director/ authorized signatory author ized vide board resolution dated 25th Feb 2020 (hereinafter referred to as "FlyBlade" which term and expression shall unless repugnant to the subject, context or meaning thereof be deemed to mean and include its successor(s) and permitted assign(s));

(Hunch, Blade and FlyBlade shall herein also be individually referred to as the "Party" and collectively as the "Parties")

WHEREAS:

A.	Hunch, Blade and FlyBlade entered into a Joint Venture Agreement dated 24.03.2019 (hereinafter referred to as "JV A" / "Agreement") so as to convert FlyBlade into a joint venture entity between Hunch and Blade on the terms and conditions enumerated under the NA. With a view to give effect to the aforesaid understanding, the parties also entered into certain Ancillary Agreements (as defined under JVA) including the License Agreement dated 24.03.2019 on or about the date of execution of JVA.

B.	The Parties now intend to amend, alter and modify the terms of the Agreement and hereby agree that the necessary amendments as effected herein are desirable among other reasons, in order to (a) implement the fresh understanding between the Parties with respect to the License Agreement, (b) render more efficient the administration of the Business, and (c) resolve inconsistencies between the terms of the Agreement, thus the Parties have deemed it appropriate to enter into this First Amendment so as to amend and be bound by the provisions contained therein.

NOW, THEREFORE, IN VIEW OF THE FOREGOING AND IN CONSIDERATION OF THE MUTUAL PROMISES AND COVENANTSCONTA1NED HEREIN, THE PARTIES HERETO MUTUALLY AGREE AS FOLLOWS:

1.	Para 1 of the Preamble to the Agreement is hereby amended to add the following phrase "and/or its nominee. Hunch Ventures and Investments Pvt. Ltd. and/or its nominee hereina fter collectively referred to as "Hunch";" immediately after the word "IN" in the fourth sentence thereof.

2.	Para E of the Recital to the Agreement is hereby amended to replace the phrase " INR One Hundred and Forty Million seven hundred and sixty thousand only (Indian Rupees 140,760,000) divided into ten thousand (10,000) Equity Shares of INR fourteen thousand and seventy-six (Rupees 14,076) each." thereof with "INR One Hundred and Forty Million Only (Rs. 14.00.00.0001-) divided into Fourteen Million (14000000) Equity Shares o(JNR ten (Rs. 101-)".

3.	Clause 1.1 of the Agreement is hereby amended to:

(a)	The following definition is added:

"Amendment" means that certain First Amendment to the Joint Venture Agreement, dated as of [•], 2020.

(b)	The definition of "Blade Subscription Shares" is hereby amended and restated in its entirety to read as follows:

                 "Blade Subscription Shares" means 12.56.238 Equity Shares subscribed to by Blade on the Completion Date in accordance with Clause 5, constituting 10% of the Share Capital:

(c)	The definition of"Catch Up Right" is deleted in its entirety;

(d)	The definition of"Contributing Party" is deleted in its entirety;

(e)	The definition of"Equity Shares" is hereby amended and restated in its entirety to read as follows:

"Equity Shares" means equity shares o(FlyBlade. each having a face value of INR Ten (10) each and premium of INR One (1) each;

(f)	The definition of "Hunch Subscription Shares" is hereby amended and restated in its entirety to read as follows:

        "Hunch Subscription Shares" means 1.13.16.142 Equity Shares subscribed to by Hunch and/or its nominee on the Completion Date in accordance with Clause 5, constituting 90% of the Share Capital:

(g)	The definition of "Non-Contributing Party" is deleted in its entirety.

4.	Clause 8.1 is hereby amended and restated as follows:

8.1  "Not~~withstanding anything to the contrary herein. with respect to the Initial Capital~~ Call, since Blade may elect (and as of the Execution Date of the Amendment. Blade has elected) to not fund the Initial Capital Call , Blade hereby agrees and consents that Hunch may elect {and as of the Execution Date oft he Amendment. Hunch has elected) to fund the Initial Capital Call by contributing $USD                                                                                          of cash (not exceeding aggregate contribution amount of [***]. each of which will be deemed contributed to the capital of FlyBlade, on the same terms and conditions as contained in the JVA as amended. For the avoidance of doubt, it is clarified that Hunch pursuant to its contribution as above shall subscribe to the shares of FlyBlade at INR Eleven (Rs 11 ) per share (i.e. each Equity Share having face value of INR Ten (Rs. 10) and premium ofINR One (Rs. 1). and the relative share holdings of Hunch and Blade will be. as of the Execution Date of the Amendment. as set forth on Schedule I. For the avoidance of doubt . all capital contributions occurring after the Execution Date of the Amendment (other than the contributions contemplated by this Clause 8.1) shall be made at fair market value. and in accordance with Clause 8.7, and as of the Execution Date of the Amendment. all other obligations of the parties with respect to the Initial Capital Call are hereby discharged and waived."

5.	Clause 8.2 of the Agreement is hereby amended to (i) delete and replace the phrase in the fifth sentence "Blade shall be entitled, if it so elects to participate, to a discount of [***] of the price to be paid for such Equity Shares"; with "Blade shall be entitled, if it so elects to participate on a pro-rata basis, at the price to be paid for such Equity Shares".

6.	Clause 8.7.2 and 8.7.3 of the Agreement is hereby deleted in its entirety and Clause 8.7.4 is hereby renumbered to 8.7.2.

7.	Clause l0.1.5 of the Agreement is hereby amended to (i) replace the word "two (2)" in the first sentence thereof to "one (1)"; and (ii) to delete the phrase "if the Percentage Ownership of Blade falls below twenty percent (20%), the term, Blade Director shall mean one (1) Person" in the second sentence thereof.

8.	Clause 10.1.6 of the Agreement is hereby amended to replace the word "two (2)" in the first sentence thereof to "one (1)".

9.	Clause 10.10.1 of the Agreement is hereby amended to delete and replace the phrase "The COO shall be nominated by Blade" thereof to "The COO shall be nominated by Hunch".

10.	Clause 10.10.8 is hereby deleted in its entirety and Clause(s) 10.10.9 and 10.10.10 are renumbered to 10.10.8 and 10.10.9.

11.	Clause 14.1.2 of the Agreement is hereby amended to delete the phrase "Notwithstanding anything contained in this Clause 14, no transfer by Hunch (or by its Affiliates, as the case may be) of any or all of its Equity Shares (other than to an Affiliate under Clause 14.3.1) shall be permitted without the prior written consent of Blade and any such purported Transfer shall be subject to this Clause 14.1.2" in the eighth sentence thereof.

12.	Clause 14 of the Agreement is hereby amended by adding the following after 14.4.9:

12.1. "14. 5   Drag- Along Right"

14.5.1	Subiect to Clause 14.4 (Right of First Offer) above and notwithstanding anything to the contrary herein, for so long as Hunch holds at least fifty percent (50%) of the Share Capital, Hunch ("Drag Transferor" ) shall have the right ("Drag Along Right") to require Blade to immediately sell/transfer along with the Equity Shares held by the Drag Transferor, all or any of the Equity Shares held by Blade ("Dragged Shares" ) to any person identified by the Drag Transferor ("Dragged Shares Purchaser").

14.5.2	The Drag Transferor may exercise Drag-Along Right by issuing a notice to Blade stating therein its intent to exercise the Drag-Along Right ("Drag Notice" ) and specifying the terms and conditions of the proposed transfer to Dragged Shares Purchaser including the price at which the Drag Transferor is transferring its Equity Shares to the Dragged Shares Purchaser, and specifying that Blade will be required to transfer the Dragged Shares to the Dragged Shares Purchaser on or about the date specified in the Drag Notice. Upon receipt of the Drag Notice, Blade shall be obliged to sell all the Dragged Shares to the Dragged Shares Purchaser on the same terms and conditions (including price) on which the Drag Transferor is selling its Equity Shares,· provided, that in no event shall Blade be obligated to agree to any non-competition or non-solicitation obligation, nor shall it be responsible for any post-closing obligation (including indemnification obligations) in excess ofthe proceeds Blade actually receives in connection with such sale (and in any case, only on a several and not a ioint and several basis ).

14.5.3	Upon receipt of the Drag Notice, Blade shall take all steps necessary to enable it to comply with and to facilitate and to e ffectuate the provisions of this Clause 14.5. If Blade fails to comply with the provisions of this Clause 14.5 on the relevant date, Blade shall be deemed to have appointed the nominee director of the Drag Transferor as its lawful attorney to execute all documents and carry out all other actions that are reasonably required to give effect to any transfer of the Dragged Shares sub;ect to and in accordance with this Clause 14.5.

12.2. "14.6    Tag Along Right

14.6.1	In the event that the Offeror issues a ROFO Notice in accordance with Clause 14.4.1 (Right of First Offer) and the O fferee does not exercise its right to purchase the ROFO Shares offered by the O{[eror pursuant to the ROFO Notice. then the Offeree shall have the right ("Tag Along Right") to. within thirLy (30) days from the expiry of the notice period ("Tag Notice Period"). issue a notice (" Tag Along Notice") to the Offeror, requiring the Offeror to tag along any or all of the EquiLy Shares held by the Offeree ("Tag Along Shares" ) to the Transferee. on terms and conditions and at a purchase price no less favourable than the terms and conditions and purchase price at which the Transferee has agreed to purchase the ROFO Shares.

14.6.2	In the event the Offeree chooses to exercise its Tag Along Right and issues a Tag Along Notice in accordance with Clause 14.6.1. then the Offeree will be bound to sell Tag Along Shares to the Transferee and shall further take all actions including executing relevant share transfer forms for purposes of completing sale and transfer of the Tag Along Shares to the Transferee.

14.6.3	The Offeror shall use its best efforts to procure the sale ol in addition to the ROFO Shares. of the Tag Along Shares. If the O(feror fails to procure the simultaneous sale of the ROFO Shares and Tag Along Shares. then the O((eror shall not be permitted to sell any ROFO Shares to the Transferee without the prior written permission of the Offeree.

14.6.4	In the event the Offeree fails to issue the Tag Along Notice within the Tag Notice Period. the O(feror shall be free to sell the ROFO Shares to the Transferee. Provided that, if such sale is not completed within one hundred and eighty days (180) after the expiry of the notice period, the right of the O(feror to sell the ROFO Shares to the Transferee shall lapse and the rights of the Offeree under this Clause 14.6 shall be applicable in relation to any future proposal of transfer.

13.	All capitalized terms used but not defined herein shall have the same meanings given to such terms in the Agreement.

14.	The Parties are hereby executing the First Amendment pursuant to Clause 22.12 of the Agreement, whereby the Parties are at liberty to amend, alter, change, modify, supplement or supersede the terms of the Agreement by execution of a written agreement to that affect.

15.	The contents of JVA which have not been categorically amended, changed, modified, supplemented or superseded hereunder shall continue to be in operation in full force and effect during the term of JVA in the same manner as set out under JVA and shall continue to be binding on the Parties.

16.	In the event of any contradiction between the provisions of the First Amendment and JVA, the provisions contained under the First Amendment shall prevail over JVA.

17.	As amended hereby, the JVA is ratified and confirmed by the parties hereto in all respects.

18.	The present First Amendment along with the Agreement is the entire, final and full understanding between the Parties with respect to the subject matter hereof, until any further amendment(s) in accordance with Clause 22.8 (Entire Agreement) of the Agreement.

         IN WITNESS WHEREOF, this Amendment is signed, sealed, and delivered by the Parties named above in the presence of each other and in the presence of following witnesses:

Signed by and on behalf of Hunch Ventures and Investments Private Limited
Signed by and on behalf of Blade US, LLC
Signed by and on behalf (India) Private Limited	of	FlyBlade	/s/ Amit Dutta

Witnesses:

l.	Name:	2.	Name: Kunal Sanghani

	Address:		Address: A-302, Rail Vihar, Sec 47, Gurgaon

	Signature:		Signature: